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                                                             EXHIBIT (T); PAGE 1

                       10% TWO-YEAR CONVERTIBLE TERM NOTE

$50,000                                                           APRIL 10, 1997

         EDI COMPONENTS, a California corporation formerly known as Electropure, Inc., (the "COMPANY"), for the value received, hereby unconditionally and absolutely promises to pay to the order of ANTHONY M. FRANK IRA ROLLOVER DATED 06/24/92, UTA CHARLES SCHWAB & COMPANY, INC., or holder (collectively, the "HOLDER"), upon presentation and surrender of this Note at its office at 23251 Vista Grande, Suite A, Laguna Hills, California 92653, or such other place as the Company may, from time to time, designate, the sum of FIFTY THOUSAND DOLLARS ($50,000), in lawful money of the United States, on [OBJECT OMITTED]1999, or if such day is not a regular business day, then on the next business day thereafter (the "Maturity Date"). Accrued interest shall be paid annually in accordance with the terms set forth in Section 2 hereof.

         1. CONVERSION.

         (a) The Holder of this Note shall have the right, at its option, at any time up until 5:00 P.M. Los Angeles time on the fifth (5th) day immediately before January 31, 1998 (except that, with respect to any portion of this Note which shall be called for prepayment, such right shall as to such portion terminate at 5:00 P.M. Los Angeles time on the fifth (5th) day immediately prior to the Prepayment Date (as defined in Section 2 hereof)), to convert all or any portion of the principal amount of this Note, including interest accrued thereon, subject to the terms and provisions of this Section 1, into Class A Common Stock of EDI Components (the "Conversion Shares") at and having a value equal to Two Dollars ($2.00) per share (the "Conversion Price").

         The Conversion Shares shall have the rights, preferences and privileges set forth in APPENDIX ONE hereto.

         (b) As promptly as practicable after the surrender, as herein provided, of this Note for conversion, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Note so surrendered, certificates representing the number of full shares into which this Note or any portion thereof may be converted in accordance with the provisions of this
Section 1, together with any check in payment for fractional shares. Such conversion shall be deemed to have been made at the close of business on the date that this Note shall have been received by the Company for conversion, with a written Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Note as a Noteholder, to the extent of that portion of the Note so